Exhibit 10.49
OMNIBUS AMENDMENT
This Omnibus Amendment (this “Amendment”), dated as of June 21, 2007, is entered into by PROXYMED, INC., a Florida corporation (the “Parent”), ProxyMed Transaction Services, LLC, a Delaware limited liability company (the “Company”), PlanVista Corporation, a Delaware corporation (“PlanVista”), Plan Vista Solutions, Inc., a New York corporation (“PVS”) and National Network Services, LLC, a Delaware limited liability company (“NNS”, and together with the Company, PTS, PlanVista and PVS, the “Credit Parties” and each, a “Credit Party”) and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of each of (i) that certain Security and Purchase Agreement, dated as of December 6, 2005, by and among the Parent, PTS, PlanVista, PVS and NNS (as amended, modified or supplemented from time to time, the “Security Agreement”), (ii) that certain Secured Revolving Note, dated as of December 6, 2005, issued by the Company and each of the other Credit Parties to Laurus (as amended, modified or supplemented from time to time, the “Revolving Note” and together with the Security Agreement and the other Ancillary Agreements described in the Security Agreement, the “Documents”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.
     WHEREAS, the Company and Laurus have agreed to make certain changes to the Security Agreement, the Revolving Note and each Instrument as set forth herein.
     NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. The Security Agreement is hereby amended by inserting the following new Section 13(y) immediately following the existing Section 13(x) appearing therein:
     “(y) Mandatory Repayments. (i) In addition to any other mandatory repayments pursuant to terms of this Agreement, the Term Note and/or the Revolving Note, on the third Business Day following each date upon which any Company or any of its respective Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity, an amount equal to 100% of the Net Equity Proceeds of such capital contribution or sale or issuance of equity shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 13(y)(iv) below.
     (ii) In addition to any other mandatory repayments pursuant to pursuant to terms of this Agreement, the Term note and/or the Revolving Note, on each date upon which any Company or any of its respective Subsidiaries receives any cash proceeds from any issuance or incurrence by such Company or any of its Subsidiaries of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 13(l)), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 13(y)(iv) below.

     (iii) In addition to any other mandatory repayments pursuant to the terms of this Agreement, the Term note and/or the Revolving Note, on each date upon which any Company or any of its respective Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 13(y)(iv) below.
     (iv) Each mandatory repayment required by Sections 13(y)(i), (ii) and (iii) shall be applied (i) first, to reduce the principal amount of Term Loans (with such repayment to be applied to reduce the then remaining Term Loan scheduled repayments in direct order of maturity), (ii) second, to the extent in excess of the amounts required to be applied pursuant to the preceding clause (i), to reduce the principal amount of all outstanding Overadvances, and (iii) third, to the extent in excess of the amounts required to be applied pursuant to the preceding clauses (i) and (ii), to reduce the principal amount of outstanding Revolving Loans.
     2. The definitions of “Capital Availability Amount” and “Revolving Note” set forth in Annex A to the Security Agreement are each hereby amended by deleting the amount “Fifteen Million Dollars ($15,000,000)” appearing therein and inserting the amount “Eighteen Million Dollars ($18,000,000)” in lieu thereof in each case.
     3. Annex A to the Security Agreement is hereby further amended by added the following new definitions thereto:
     “Asset Sale” shall mean any sale, transfer or other disposition by a Company or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to a Company of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales or liquidations pursuant to Section 13(l)(xiv) of the Security Agreement.
     “Net Debt Proceeds” shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.
     “Net Equity Proceeds” shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, an amount in cash equal to the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.
     “Net Sale Proceeds” shall mean, for any Asset Sale, an amount in cash equal to the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

     4. The Revolving Note is hereby amended by increasing the stated amount as appearing in the first paragraph thereof from Fifteen Million Dollars ($15,000,000) to Eighteen Million Dollars ($18,000,000).
     5. In consideration of the increase to the Capital Availability Amount and the stated amount of the Revolving Note set forth in Sections 2 and 4 above, the Company shall, on the date hereof, issue to Laurus 572,727 shares of the Company’s Common Stock, par value $0.01 per share (the “Restricted Shares”). The Company hereby represents and warrants to Laurus that: (i) the Company has the power and authority to issue to Laurus the Restricted Shares and (ii) when issued to Laurus, the Restricted Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the Restricted Shares may be subject to restrictions on transfer under state and/or federal securities laws.
     6. The Company further agrees that if at any time after the date hereof there is not an effective Registration Statement covering all of the Restricted Shares and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the holder of the Restricted Shares written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of such Restricted Shares such holder requests to be registered to the extent the Company may do so without violating registration rights of others which exist as of the date of this Amendment, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholder(s) to such inclusion under such registration statement.
     7. This Amendment shall be effective on the first date on which (the “Effective Date”) each of the following has occurred: (i) the execution and delivery of this Amendment by each Credit Party and Laurus, (ii) the issuance to Laurus of the Restricted Shares, and the receipt by Laurus of such Restricted Shares, (iii) the execution and delivery of the Reaffirmation Agreement by each Credit Party in the form attached hereto as Exhibit A.
     8. Except as specifically set forth in this Amendment, there are no other amendments to the Documents, and all of the other forms, terms and provisions of the Documents remain in full force and effect.
     9. Each Credit Party hereby represents and warrants to Laurus that as of the date hereof, both before and after giving effect to this Amendment, (i) no Event of Default (as defined in the Security Agreement) exists and is continuing and (ii) all representations, warranties and covenants made by each Credit Party and its subsidiaries in connection with the Security Agreement and/or any Ancillary Agreement referred to in the Security Agreement are true, correct and complete and all of each Credit Party’s and its respective subsidiaries’ covenant requirements have been met. The Company hereby agrees to, no later than five days after the date hereof, file an 8-K with the Securities and Exchange Commission disclosing the transactions set forth in this Amendment (the “8-K”) on the date hereof.
     10. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     IN WITNESS WHEREOF, each Credit Party and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

PROXYMED, INC.

By:	/s/ Gerard M. Hayden

Name:	Gerard M. Hayden

Title:	CFO

PROXYMED TRANSACTION SERVICES, LLC

By:	/s/ Gerard M. Hayden

Name:	Gerard M. Hayden

Title:	CF0

PLANVISTA CORPORATION

By:	/s/ Gerard M. Hayden

Name:	Gerard M. Hayden

Title:	CFO

PLAN VISTA SOLUTIONS, INC.

By:	/s/ Gerard M. Hayden

Name:	Gerard M. Hayden

Title:	CFO

NATIONAL NETWORK SERVICES, LLC

By:	/s/ Gerard M. Hayden

Name:	Gerard M. Hayden

Title:	CFO

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin

Name:

Title:

EXHIBIT A
REAFFIRMATION AGREEMENT